

                             CENTRAL AND SOUTH WEST SERVICES, INC                                   Exhibit 1

                                P.O. BOX 21928 TULSA, OKLAHOMA                                     Page 1 of 4

                               TELEPHONE NUMBER (918) 594 - 2000

               STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY

             AT ALLIANCE, NEBRASKA PER SWEPCO - CPL - PSO AGREEMENT

                                     July 2000

A.  NUMBER OF RAIL CARS SERVICED

SWEPCO              301         PSO    399     CPL              2

B.  AMOUNT OF EXPENDITURES:          SWEPCO


PR4001  Direct Material to SWEPCO Coal Cars                                                             $72,588.32
PR4018  Stores Salvage - SWEPCO                                                                          29,164.82
PR4101  Direct Labor to SWEPCO Coal Cars                                                                 14,208.34
PR4101  Charges Other than Direct Labor                                                                      13.45
PR4104  Direct Labor to Rework SWEPCO Material                                                            7,487.05
PR4104  Charges Other than Direct Labor                                                                       5.28
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                                                   0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                                                         0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO                                                  3,758.05
PR4230  Payroll Taxes - Direct Labor - SWEPCO                                                             1,652.63
PR4238  Depreciation Expense - SWEPCO                                                                     7,896.00
PR4263  Lease - Supplemental Expenses - SWEPCO                                                                0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                                                          25,235.15
PR4272  Switching Fees - SWEPCO                                                                           1,475.64
PR4277  Repainting Coal Cars - SWEPCO                                                                         0.00

                 Total 100% SWEPCO Costs                                                               $163,484.73



COSTS ASSIGNED 100% TO CPL:                                CPL

PR4003   Direct Material to CPL Coal Cars                                                                   $40.35
PR4014   Inventory Carrying Charges - CPL                                                                 1,567.82
PR4021   Stores Salvage - CPL                                                                            19,071.11
PR4105   Direct Labor to CPL Coal Cars                                                                       54.65
PR4105   Charges Other than Direct Labor                                                                      5.07
PR4106   Direct Labor to Rework CPL Material                                                                 29.81
PR4106   Charges Other than Direct Labor                                                                      1.56
PR4216   Ad Valorem Taxes - Facility - Direct - CPL                                                           0.00
PR4217   Employee Fringe Benefits - Direct Labor - CPL                                                       14.62
PR4218   Payroll taxes - Direct Labor - CPL                                                                   6.45
PR4240   Depreciation Expense - CPL                                                                           0.00
PR4269   Outside Maintenance of CPL Coal Cars                                                             7,798.22
PR4274   Switching Fees - CPL                                                                             1,475.64
PR4279   Repainting Coal Cars - CPL                                                                           0.00

                 Total 100% CPL Costs                                                                   $30,065.30

                                                                                                    Exhibit 1

                                                                                                   Page 2 of 4



COSTS ASSIGNED 100% TO PSO:                                                                     PSO


PR4002  Direct Material to PSO Coal Cars                                                               $111,418.22
PR4015  Inventory Carrying Charges - PSO                                                                  2,441.03
PR4019  Stores Salvage - PSO                                                                            (13,718.41)
PR4102  Direct Labor to PSO Coal Cars                                                                    21,948.15
PR4102  Charges Other than Direct Labor                                                                       5.10
PR4103  Direct Labor to Rework PSO Material                                                               4,692.81
PR4103  Charges Other than Direct Labor                                                                       1.71
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                                                            0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                                                     4,614.70
PR4231  Payroll Taxes - Direct Labor - PSO                                                                2,029.34
PR4239  Depreciation Expense - PSO                                                                            0.00
PR4271  Outside Maintenance of PSO Coal Cars                                                             10,122.62
PR4273  Switching Fees - PSO                                                                              1,789.38
PR4278  Repainting Coal Cars - PSO                                                                            0.00
                Total 100% PSO Costs                                                                   $145,344.65


                                                                                                    Exhibit 1

                                                                                                   Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                                                     SHARED

PR4010  Shop Material                                                                                    $4,353.46
PR4011  Small Tools                                                                                       1,695.53
PR4012  Facility Maintenance - Material                                                                   8,750.26
PR4013  Sale of Scrap (Cr.)                                                                                   0.00
PR4016  Switch Engine Operation and Maintenance                                                           5,064.14
PR4017  Equipment Operation and Maintenance                                                               2,084.31
PR4020  Stores Salvage - Joint                                                                                0.00
PR4110  Supervision                                                                                      12,254.62
PR4111  Clerical                                                                                          3,985.78
PR4112  Training and Safety                                                                                 336.93
PR4113  General Shop Labor                                                                                2,983.17
PR4114  Facility Maintenance - Labor                                                                      7,823.89
PR4116  Switch Engine Operation and Maintenance                                                           7,008.48
PR4201  Ad Valorem Taxes - Facility                                                                           0.00
PR4520  Land Cr.                                                                                              0.00
PR4206  Data Processing Charges                                                                             574.40
PR4207  General Office Overhead                                                                             583.05
PR4210  Employee Activities                                                                                   0.00
PR4211  Employee Expenses                                                                                 3,064.59
PR4212  Employee Fringe Benefits                                                                          6,037.47
PR4215  Employee Sick Benefits                                                                                0.00
PR4220  Injuries and Damages                                                                                  0.00
PR4221  Insurance - Liability and Property                                                                1,193.73
PR4225  Maintenance of Facilities (Contracted)                                                            2,372.68
PR4226  Office Supplies and Expenses                                                                        557.73
PR4232  Payroll Taxes - Other                                                                             2,618.28
PR4233  Special Services                                                                                      0.00
PR4234  Utilities - Heat, Light, Power and Water                                                              4.20
PR4235  Utilities - Telephone                                                                               816.32
PR4236  Vehicle Expense                                                                                     165.38
PR4237  Depreciation Expense                                                                                  0.00
PR4250  Miscellaneous                                                                                         0.00
PR4262  Lease - Basic - All Except Coal Cars                                                                  0.00
PR4264  Lease - Supplemental Expenses - Facility                                                              0.00
         Total Costs Shared on Cost Ratio

                  {see computation below} -                                                             $74,328.40


              SWEPCO                                 44.81%                                             $33,306.56

              CPL                                     0.17%                                                $126.36

              PSO                                    55.02%                                             $40,895.49




                                                                                                    Exhibit 1

                                                                                                   Page 4 of 4

              Capital Recovery on Capital Expenditures not

               Covered Under Lease Agreement {Cost Ratio}                                                     0.00

                          TOTAL COSTS FOR THE MONTH

                        SWEPCO                                                                         $196,791.29

                        CPL                                                                             $30,191.66

                        PSO                                                                            $186,240.14

C. COMPUTATION OF COST RATIO:

101, 104      Direct Labor SWEPCO                $21,695.39           44.81 %   SWEPCO

105, 106      Direct Labor CPL                        84.46            0.17     CPL

102, 103      Direct Labor PSO                    26,640.96           55.02     PSO

              Total Direct Labor                 $48,420.81          100.00 %